SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Consolidated Communications Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Consolidated Communications Holdings, Inc.

IMPORTANT PROXY STATEMENT CORRECTION

For the 2013 Annual Meeting of Stockholders
To Be Held on May 7, 2013

April 8, 2013

To Our Stockholders:

By now, you should have received Consolidated Communications Holdings, Inc.’s (the “Company”) proxy statement related to our upcoming annual meeting of stockholders, which the Company also filed with the Securities and Exchange Commission on March 28, 2013 (the “Proxy Statement”). After further review, we have determined that a clerical error was made and that the amounts shown in the Proxy Statement on page 18 as fees billed to the Company by our independent auditors in 2012 were inaccurate. Although the corrections do not affect the Company’s 2012 reported financial statements, to ensure that you have accurate information, we have provided a revised schedule of Principal Accounting Firm Fees which can be found on the reverse side of this letter. The Proxy Statement shall be deemed amended to reflect these changes.

We apologize for any inconvenience this may have caused you.

Very truly yours,

Steven L. Childers
Senior Vice President &
  Chief Financial Officer

Principal Accounting Firm Fees

     Fees (including reimbursement for out-of-pocket expenses) paid to our independent registered public accounting firm for services in 2012 and 2011 were as follows:

		Audit		All
	Audit	Related		Other
	Fees	Fees	Tax Fees	Fees
	(In millions)
2012	2.0	0.1	0.3	0.0
2011	0.8	0.0	0.1	0.0

     Audit Fees include fees billed for professional services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for fiscal 2012 and 2011, including the audit of internal controls over financial reporting, reviews of the Company’s quarterly Form 10-Q and Securities and Exchange Commission and other regulatory filings. The 2012 fees included additional audit scope due to the acquisition of SureWest Communications, which closed on July 2, 2012, including the review of purchase accounting and work related to providing a comfort letter for the Company’s Senior Notes offering.

     On a standalone basis, SureWest Communications incurred audit fees with Ernst & Young LLP of $0.5 million for the six months ended June 30, 2012 and $1.1 million for 2011. These fees were incurred prior to the close of the acquisition of SureWest Communications and are not included in the fee summary above.

     The Audit Related Fees rendered by Ernst & Young LLP during fiscal 2012 were primarily related to diligence work on acquisitions and work related to registrations statements. There were no Audit Related Fees rendered by Ernst & Young LLP during fiscal 2011.

     Tax Fees include fees billed for professional services rendered by Ernst & Young LLP related to tax consulting and tax compliance services. The 2012 amounts included various tax planning and analysis related to the acquisition of SureWest Communications.

     For fiscal 2012, no Audit-Related Fees, Tax Fees or All Other Fees disclosed above were approved in reliance on the exceptions to the pre-approval process set forth in 17 CFR 210.2-01(c)(7)(i)(C).